Exhibit 99.3

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

Page
Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2012	1

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2011	2

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations	3

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(Amounts in thousands, except per share data)

	Historical		Pro Forma
					C&J
	C&J	Casedhole	Adjustments		Combined
Revenues	$239,052	$50,436	$—		$289,488

Operating expenses	144,760	27,499	150	(a)	172,409

Selling, general and administrative expenses	18,330	9,963	1,935	(e) (f)	30,228

Operating income	75,962	12,974	(2,085)		86,851

Other expense, net:
Interest expense, net	(380)	(877)	(876	)(b) (c) (d)	(2,133)
Other expense	(72)	—	—		(72)

Other expense, net	(452)	(877)	(876)		(2,205)

Income before income taxes	75,510	12,097	(2,961)		84,646

Income tax provision (benefit)	26,131	4,552	(1,040	)(g)	29,643

Net income	$49,379	$7,545	$(1,921)		$55,003

Basic income per common share	$0.95				$1.06

Diluted income per common share	$0.92				$1.02

Weighted avg. common shares outstanding:
Basic	51,905				51,905

Diluted	53,715				53,715

See accompanying notes to unaudited pro forma condensed combined statements of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Amounts in thousands, except per share data)

	Historical		Pro Forma
	C&J	Casedhole	Adjustments		C&J Combined
Revenues	$758,454	$128,267	$—		$886,721

Operating expenses	443,531	72,150	600	(h)	516,281

Selling, general and administrative expenses	52,737	29,149	7,725	(l) (m)	89,611

Operating income	262,186	26,968	(8,325)		280,829

Other expense, net:
Interest expense, net	(4,221)	(5,068)	(1,929	)(i) (j) (k)	(11,218)
Loss on early extinguishment of debt	(7,605)	(496)	496	(k)	(7,605)
Other expense	(40)	—	—		(40)

Other expense, net	(11,866)	(5,564)	(1,433)		(18,863)

Income before income taxes	250,320	21,404	(9,758)		261,966

Income tax provision (benefit)	88,341	9,292	(3,509	)(n)	94,124

Net income	$161,979	$12,112	$(6,249)		$167,842

Basic income per common share	$3.28				$3.40

Diluted income per common share	$3.19				$3.31

Weighted avg. common shares outstanding:
Basic	49,315				49,315

Diluted	50,780				50,780

See accompanying notes to unaudited pro forma condensed combined statements of operations.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

Note 1 – Description of the Transaction

On June 7, 2012, C&J Energy Services, Inc. (“C&J”) acquired all of the outstanding equity interests of Casedhole Holdings, Inc. and its operating subsidiary, Casedhole Solutions, Inc. (collectively, “Casedhole”). Total consideration paid by C&J consisted of $271.9 million in cash, net of cash acquired of $7.3 million. C&J funded the acquisition using $220.0 million drawn from its $400.0 million senior secured revolving credit facility, with the remainder paid from cash on hand.

Note 2 – Basis of Preparation

The unaudited pro forma condensed combined statements of operations have been derived from the historical financial statements of C&J and Casedhole and were prepared using the purchase method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) 805, Business Combinations, and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements and Disclosures.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 are presented as if the acquisition had occurred on January 1, 2011, and combine the historical results of C&J and Casedhole for the year ended December 31, 2011 and for the three months ended March 31, 2012. The historical financial information is adjusted to give effect to pro forma events that (1) are directly attributable to the acquisition, (2) are factually supportable and (3) with respect to the statements of operations, are expected to have a continuing impact on combined results.

Certain reclassifications have been made to the historical financial statements of Casedhole to conform to C&J’s financial statement presentation. Further review of Casedhole’s accounting policies may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. At this time, C&J is not aware of any differences that would have a material impact on the financial statements of the combined company that are not reflected in the pro forma reclassification adjustments.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposed only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated.

Note 3 – Pro Forma Adjustments

The adjustments to the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2012 are described below:

(a)	To reflect the additional depreciation expense in the amount of $0.2 million for the increase in fair value of the acquired assets. For purposes of this adjustment, we analyzed Casedhole’s historical carrying values of its fixed assets and adjusted these carrying values to estimated fair value.

(b)	To reflect interest expense of $1.7 million related to the amended revolving credit facility balance of $220.0 million estimated at 3% per annum. If the interest rates on the revolving credit facility increased or decreased by 0.25%, the interest expense would increase or decrease by $0.1 million.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(c)	To reflect the increase to interest expense in the amount of $0.1 million associated with the amortization of the debt issuance costs incurred with the amended revolving credit facility.

(d)	Reflects the adjustment to eliminate $0.9 million of Casedhole’s historical interest expense, letter of credit fees, and amortization of debt issuance costs with Casedhole’s existing credit facility that were assumed to be repaid at the beginning of the period presented.

(e)	To record amortization expense of $2.0 million over a range of useful lives of four to 15 years for the intangible assets separately identified, customer relationships, trade name and non-compete agreements. Customer relationships, trade name and non-compete agreements had a value of $80.4 million, $23.6 million and $1.6 million, respectively.

(f)	Reflects the adjustment to eliminate $0.1 million of Casedhole’s management fees and expenses.

(g)	To record the income tax benefit related to the effect of the pro forma adjustments at a combined statutory federal and blended state income tax rate of 35.02%.

The adjustments to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 are described below:

(h)	To reflect the additional depreciation expense in the amount of $0.6 million for the increase in fair value of the acquired assets. For purposes of this adjustment, we analyzed Casedhole’s historical carrying values of its fixed assets and adjusted these carrying values to estimated fair value.

(i)	To reflect interest expense of $6.6 million related to the amended revolving credit facility balance of $220.0 million estimated at 3% per annum. If the interest rates on the revolving credit facility increased or decreased by 0.25%, the interest expense would increase or decrease by $0.6 million.

(j)	To reflect the increase to interest expense in the amount of $0.4 million associated with the amortization of the debt issuance costs incurred with the amended revolving credit facility.

(k)	Reflects the adjustment to eliminate $5.1 million of Casedhole’s historical interest expense, letter of credit fees, and amortization of debt issuance costs with Casedhole’s existing credit facility that were assumed to be repaid at the beginning of the period presented. Also reflects the adjustment to eliminate Casedhole’s $0.5 million loss on early extinguishment of debt.

(l)	To record amortization expense of $8.1 million over a range of useful lives of four to 15 years for the intangible assets separately identified, customer relationships, trade name and non-compete agreements. Customer relationships, trade name and non-compete agreements had a value of $80.4 million, $23.6 million and $1.6 million, respectively.

(m)	Reflects the adjustment to eliminate $0.4 million of Casedhole’s management fees and expenses.

(n)	To record the income tax benefit related to the effect of the pro forma adjustments at a combined statutory federal and blended state income tax rate of 35.93%.